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Filed pursuant to Rule 424(b)(3)
Registration No. 333-216019

        PROSPECTUS SUPPLEMENT NO. 1
TO PROSPECTUS DATED FEBRUARY 13, 2017

TAKE-TWO INTERACTIVE SOFTWARE, INC.

1,480,168 SHARES OF COMMON STOCK, $.01 PAR VALUE
PER SHARE

        This prospectus supplement, together with the prospectus listed above, is to be used by certain holders of the above-referenced securities or by their donees, transferees, distributees, beneficiaries or other successors-in-interest in connection with the offer and sale of such securities.

        This prospectus supplement updates and should be read in conjunction with the prospectus dated February 13, 2017, which is to be delivered with this prospectus supplement. Such documents contain information that should be considered when making your investment decision. To the extent there is a discrepancy between the information contained herein and the information in the prospectus, the information contained herein supersedes and replaces such conflicting information.

        Our Common Stock is traded on the Nasdaq Capital Market under the symbol "TTWO." On June 14, 2017, the closing sale price of our Common Stock on the Nasdaq Capital Market was $74.38 per share. You are urged to obtain current market quotations for the Common Stock.

        Investing in our Common Stock involves a high degree of risk. See the section entitled "Risk Factors" of the Prospectus dated February 13, 2017.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 1 is June 15, 2017.

 SELLING SHAREHOLDERS

        The Selling Shareholder table located on pages 4-5 of the prospectus dated February 13, 2017 is hereby supplemented to solely update footnote (1) as set forth below. The rows of the Selling Shareholder table that reference footnote (1) have been copied below for reference.

	Ownership Prior to the Registration			Ownership After the Covered Shares are Sold
			Shares of Common Stock Covered by this Registration Statement
Name	Number of Shares	Percent		Number of Shares	Percent
Andrés Bou Ortiz(1)(2)	0	0	155,523	0	0
Horacio Martos Borja(1)(3)	0	0	155,523	0	0
Marc Canaleta Caupena(1)(4)	0	0	97,383	0	0

(1)
Shares subject to certain transfer restrictions and forfeiture conditions until the third anniversary of closing (the "Founding Sellers Lock-Up") as provided in that certain Share Sale and Purchase Agreement, dated as of January 31, 2017, among the Company, Take-Two Invest Espana, S.L. ("Take-Two Espana") and the selling shareholders named therein (the "Share Purchase Agreement") ; provided that, pursuant to a limited waiver granted by the Company and Take-Two Espana on June 15, 2017, up to 46,657 shares held by each of Messrs. Bou Ortiz and Martos Borja and up to 29,215 shares held by Mr. Canaleta Caupena may be sold pursuant to this prospectus prior to June 22, 2017, with the net proceeds from any such sales, after payment of tax obligations, to be held in an escrow account, subject to release upon the expiration of the Founding Sellers Lock-Up.

(2)
The address for Andrés Bou Ortiz is Sant Domenec Del Call 12, 3° 2ª, 08002 Barcelona, Spain.

(3)
The address for Horacio Martos Borja is Fortuny 22, L'Ametlla Del Valles, 08480 Barcelona, Spain.

(4)
The address for Marc Canaleta Caupena is Passeig Garcia Faria, 73, 5° 1ª, 08019 Barcelona, Spain.

2

PROSPECTUS

TAKE-TWO INTERACTIVE SOFTWARE, INC.

1,480,168 Shares of Common Stock

        This Prospectus will be used from time to time by the selling shareholders named in this prospectus to resell up to 1,480,168 shares of our Common Stock, par value $.01 per share. The selling shareholders acquired such shares pursuant to the terms of the Share Sale and Purchase Agreement, dated as of January 31, 2017, by and between Take-Two Invest Espana, S.L., Take-Two Interactive Software, Inc. and the selling shareholders. We are registering the offer and sale of the Common Stock to satisfy registration rights we have granted to the selling shareholders pursuant to a Registration Rights Agreement, dated January 31, 2017.

        The Common Stock may be offered from time to time by the selling shareholders in any manner described under the section entitled "Plan of Distribution" beginning on page 6 of this prospectus. The selling shareholders may sell the shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of our Common Stock by the selling shareholders, but we will incur expenses in connection with the offering.

        Our Common Stock is listed on the NASDAQ Global Select Market under the symbol "TTWO." The last reported sale price on February 10, 2017 was $57.88 per share.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2017

        References in this prospectus to "Take-Two," "we," "us," "our," the "Company" or similar references mean Take-Two Interactive Software, Inc. and its subsidiaries. References to "Common Stock" refer to the Company's Common Stock, par value $.01 per share.

        You should rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process. Under this shelf registration process, the selling shareholders may, from time to time, sell the offered securities in one or more offerings or resales.

        In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling shareholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.

        You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled "Where You Can Find More Information."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain statements that are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," "should," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including, but not limited to, our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, our ability to successfully integrate Social Point's operations and employees, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are discussed under the heading "Risk Factors" beginning on page 3 of this prospectus and contained in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and the Company's other periodic filings with the SEC, which are incorporated herein by reference. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

 PROSPECTUS SUMMARY

        This prospectus relates to the offer and resale by the selling shareholders identified in this prospectus of up to 1,480,168 shares of our Common Stock. We will not receive any of the proceeds from the sale of the Common Stock by the selling shareholders. This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled "Risk Factors" and the information that is incorporated by reference into this prospectus. See the sections entitled "Where You Can Find More Information" for a further discussion on incorporation by reference.

        We are a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. We develop and publish products through our two wholly-owned labels Rockstar Games and 2K. Our products are currently designed for console gaming systems such as Sony's PlayStation®4 ("PS4") and PlayStation®3 ("PS3"), and Microsoft's Xbox One® ("Xbox One") and Xbox 360® ("Xbox 360"); and personal computers ("PC"), including smartphones and tablets. We deliver our products through physical retail, digital download, online platforms and cloud streaming services.

        We endeavor to be the most creative, innovative and efficient company in our industry. Our core strategy is to capitalize on the popularity of video games by developing and publishing high-quality interactive entertainment experiences across a range of genres. We focus on building compelling entertainment franchises by publishing a select number of titles for which we can create sequels and incremental revenue opportunities through add-on content, microtransactions and online play. Most of our intellectual property is internally owned and developed, which we believe best positions us financially and competitively. We have established a portfolio of proprietary software content for the major hardware platforms in a wide range of genres, including action, adventure, family/casual, racing, role-playing, shooter, sports and strategy, which we distribute worldwide. We believe that our commitment to creativity and innovation is a distinguishing strength, enabling us to differentiate our products in the marketplace by combining advanced technology with compelling storylines and characters that provide unique gameplay experiences for consumers. We have created, acquired or licensed a group of highly recognizable brands to match the broad consumer demographics we serve, ranging from adults to children and game enthusiasts to casual gamers. Another cornerstone of our strategy is to support the success of our products in the marketplace through innovative marketing programs and global distribution on platforms and through channels that are relevant to our target audience.

        This prospectus relates to the resale of up to 1,480,168 shares of Common Stock that may be offered and sold from time to time by the selling shareholders named in this prospectus. The selling shareholders acquired such shares in connection with that certain Share Sale and Purchase Agreement, dated as of January 31, 2017, by and between Take-Two Invest Espana, S.L., Take-Two Interactive Software, Inc. and the selling shareholders. We are registering the offer and sale of the shares to satisfy certain registration rights we have granted to the selling shareholders pursuant to the terms of a Registration Rights Agreement between Take-Two Interactive Software, Inc. and the selling shareholders. See "Selling Shareholders." We will not receive any of the proceeds from the sale of the shares hereunder. See "Use of Proceeds."

        We were incorporated under the laws of the State of Delaware in 1993 and are headquartered at 622 Broadway, New York, New York 10012. Our telephone number is (646) 536-2842.

RISK FACTORS

        Investment in our Common Stock involves risks. Before you invest in our Common Stock, you should carefully consider the risk factors below, the risk factors incorporated into this prospectus by reference to our most recent Annual Report on Form 10-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and risk factors and other information contained in any applicable prospectus supplement before acquiring any of such shares of Common Stock. For a description of these reports and documents, and information about where you can find them, see the section entitled "Where You Can Find More Information." The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the Common Stock. Please also refer to the section above entitled "Cautionary Statement Regarding Forward-Looking Statements."

The anticipated benefits to our stockholders of the Social Point acquisition may not be realized.

        On January 31, 2017, we completed our acquisition of Social Point, S.L. ("Social Point"). There can be no assurance that the anticipated benefits to our stockholders will be realized if:

  •
  Social Point's business fails to perform as expected;

  •
  Social Point's pipeline of future products under development take longer than predicted to launch or fail to launch at all;

  •
  The businesses of Take-Two and Social Point are not successfully integrated or the integration process results in a loss of or failure to attract, motivate or retain employees, the loss of consumers or customers, the disruption to either or both companies' ongoing business, higher than expected integration costs or an overall post-completion integration process that takes longer than originally anticipated.

        Failure to complete or realize the benefits of the Social Point acquisition could negatively impact our stock price and our future business and financial results.

The increasing importance of free-to-play games to our business exposes us to the risks of that business model, including the dependence on a relatively small number of consumers for a significant portion of revenues and profits from any game.

        As a result of the Social Point acquisition, we will be more dependent on our ability to develop, enhance and monetize free-to-play games. These games are available for download to consumers for free, and only generate revenue if consumers use in-game virtual currency to purchase, for example, entertainment time, game boosters, and access to additional content. A relatively small portion of our player network accounts for a large portion of our revenues from our free-to-play games, such as those in our Dragon City and Monster Legends games. If we are unable to continue to offer games that encourage these consumers to purchase our virtual currency and subsequently use it to buy our virtual items, if we fail to offer monetization features that appeal to these consumers, if these consumers do not continue to play our games or to purchase virtual items at the same rate, or if we cannot encourage significant additional consumers to purchase virtual items in our games, it could negatively impact our business. Also, if our platform providers make it more difficult or expensive for players to purchase, or we otherwise fail to sell, our virtual currency, our business may be materially and adversely affected.

        In addition, a continuing shift to free-to-play games could result in a deprioritization of our products by traditional retailers and distributors. Furthermore, as there are relatively low barriers to entry to developing free-to-play games, we expect new competitors to enter the market and existing competitors to allocate more resources to develop and market competing games.

 USE OF PROCEEDS

        The Common Stock to be offered and sold using this prospectus will be offered and sold by the selling shareholders named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of the Common Stock by the selling shareholders.

SELLING SHAREHOLDERS

        This prospectus relates to the possible resale by the selling shareholders named in the table below (the "selling shareholders") of Common Stock that was acquired by the selling shareholders pursuant to the terms of the Share Sale and Purchase Agreement, dated as of January 31, 2017, by and between Take-Two Invest Espana, S.L., Take-Two Interactive Software, Inc. and the selling shareholders. We are registering the offer and sale of the shares to satisfy certain registration rights we have granted to the selling shareholders pursuant to the terms of a Registration Rights Agreement between Take-Two Interactive Software, Inc. and the selling shareholders.

        Subject to the terms and conditions of the Share Purchase Agreement, we have issued to the selling shareholders 1,480,168 shares of Common Stock at closing.

        We are registering all of this Common Stock in order to permit the selling shareholders to offer the Common Stock for resale from time to time.

        The following table sets forth the name of each selling shareholder, the number of shares of Common Stock owned by or attributable to such selling shareholder immediately prior to this registration, the number of shares of Common Stock offered hereby and registered by the registration statement of which this prospectus is a part and the number of shares of Common Stock to be owned by each selling shareholder after the maximum number of shares being offered hereby are sold, which assumes that all shares of Common Stock covered by this prospectus will be sold by the selling shareholders and that no additional shares of Common Stock of the Company are subsequently bought or sold by the selling shareholders. However, because the selling shareholders may offer from time to time all, some or none of their shares of Common Stock under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares of Common Stock that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of the sales. In addition, we do not know how long the selling shareholders will hold their shares before selling them.

        In the table below, the percentage of shares beneficially owned is based on 101,410,198 shares of Common Stock outstanding as of January 31, 2017, determined in accordance with Rule 13d-3 under the Exchange Act.

	Ownership Prior to the Registration			Ownership After the Covered Shares are Sold
			Shares of Common Stock Covered by this Registration Statement
Name	Number of Shares	Percent		Number of Shares	Percent
Andrés Bou Ortiz(1)(2)	0	0	155,523	0	0
Horacio Martos Borja(1)(3)	0	0	155,523	0	0
Marc Canaleta Caupena(1)(4)	0	0	97,383	0	0
Voladuras Hinojo, S.L.(5)(6)	0	0	28,183	0	0
Nauta Tech Invest III, SCR, S.A.(5)(7)	0	0	296,191	0	0
Bilbao Vizcaya Holding SA(5)(8)	0	0	32,130	0	0
FCPI La Banque Postale Innovation 11(5)(9)(10)	0	0	3,714	0	0
FCPI Capital Croissance 4(5)(9)(10)	0	0	21,769	0	0
FCPI Objectif Innovation Patrimoine 4(5)(9)(10)	0	0	46,273	0	0
FCPI Stratégie PME 2011(5)(9)(10)	0	0	5,639	0	0
FCPI Indinvest Patrimoine(5)(9)(10)	0	0	31,253	0	0
FCPI Allianz Eco Innovation 3(5)(9)(10)	0	0	10,319	0	0
FCPI Objectif Innovation 5(5)(9)(10)	0	0	7,743	0	0
FCPI Idinvest Croissance(5)(9)(10)	0	0	4,673	0	0
FCPI SG Innovation 2011(5)(9)(10)	0	0	4,426	0	0
FCPI Allianz Eco Innovation 2(5)(9)(10)	0	0	13,040	0	0
FCPI Objectif Innovation 4(5)(9)(10)	0	0	10,621	0	0
FCPI Idinvest Flexible 2016(5)(9)(10)	0	0	8,147	0	0
FCPI Capital Croissance 5(5)(9)(10)	0	0	343	0	0
FCPI Objectif Innovation Patrimoine 5(5)(9)(10)	0	0	713	0	0
FCPI Idinvest Patrimoine 2(5)(9)(10)	0	0	980	0	0
FCPI Objectif Innovation Patrimoine 6(5)(9)(10)	0	0	17,768	0	0
FCPI Idinvest Patrimoine 3(5)(9)(10)	0	0	56,414	0	0
Greylock Israel Investment Vehicle in Social Point, LTD.(5)(11)	0	0	225,360	0	0
HCPESP S.À R.L.(5)(12)	0	0	246,040	0	0

(1)
Shares subject to certain transfer restrictions as provided in the Share Purchase Agreement until the third anniversary of closing and further subject to certain forfeiture conditions during such period as provided in the Share Purchase Agreement.

(2)
The address for Andrés Bou Ortiz is c/o Social Point, S.L. Llacuna St. 166 08018 Barcelona, Spain.

(3)
The address for Horacio Martos Borja is c/o Social Point, S.L. Llacuna St. 166 08018 Barcelona, Spain.

(4)
The address for Marc Canaleta Caupena is c/o Social Point, S.L. Llacuna St. 166 08018 Barcelona, Spain.

(5)
Pursuant to the Share Purchase Agreement, such selling stockholder is permitted to transfer up to two-sixths of such selling stockholder's shares on the effectiveness of the registration statement of which this prospectus is a part, and up to an additional one-sixth of such selling stockholder's shares on and after each of the following dates: February 20, 2017; March 2, 2017; March 12, 2017; and March 22, 2017.

(6)
Voladuras Hinojo, S.L. is managed by Jose Antonio Hinojo Lopez in his capacity as sole director of the company. The address for Voladuras Hinojo, S.L. is Carretera de Baza, 35. CP: 04890, Serón—Almería. Spain.

(7)
Nauta Capital VC Partners, SGEIC, S.A may be deemed to have indirect beneficial ownership of the shares held by Nauta Tech Invest III, SCR, S.A. The following individuals have voting or investment control over the shares held by Nauta Capital VC Partners, SGEIC, S.A.: Daniel Sánchez Jiménez, Dominic Douglas James Endicott, Jordi Viñas Bricall and Carles Ferrer Roqueta. The address for Nauta Tech Invest III, SCR, S.A. is Av. Diagonal 593, 8th Floor, 08014 Barcelona, Spain

(8)
The address for Bilbao Vizcaya Holding SA is Calle Azul, 4, Ciudad BBVA, Edificio América del Norte E, Planta 2, 28050 Madrid, Spain.

(9)
Idinvest Partners, société anonyme, may be deemed to have indirect beneficial ownership of the shares held by the selling stockholder.

(10)
The address for the selling stockholder is 117, avenue des Champs-Elysées, 75008 Paris—France.

(11)
The following entities may be deemed to have indirect beneficial ownership of the shares held by Greylock Israel Investment Vehicle in Social Point, LTD: Greylock Israel II Manager, Ltd, in its capacity as the sole general partner of Greylock Israel II GP, L.P., in its capacity as sole general partner of Greylock Israel II Limited Partnership. Erez Ofer, Yoram Snir and Laurel Bowden have voting or investment control over the shares held by Greylock Israel II Manager, Ltd. The address for Greylock Israel Investment Vehicle in Social Point, LTD is POB 12298, 10 Abba Even Blvd. Building C, 9th Floor, Herzliya Israel 4673303.

(12)
The following entities may be deemed to have indirect beneficial ownership of the shares held by HCPESP S.à.r.l.: Highland Europe GPGP Limited, in its capacity as manager of Highland Europe Technology Growth Limited Partnership. The address for HCPESP S.à.r.l. is 7, rue Lou Hemmer, L-1748 Luxembourg—Findel.

PLAN OF DISTRIBUTION

        We are registering the Common Stock on behalf of the selling shareholders pursuant to the terms of a Registration Rights Agreement we entered into with the selling shareholders in connection with the Share Purchase Agreement. A copy of the Registration Rights Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

        The selling shareholders, including their donees, transferees, distributees, beneficiaries or other successors-in-interest, may from time to time offer some or all of the shares of Common Stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

        Any or all of the selling shareholders may offer the Common Stock from time to time, either in increments or in a single transaction. The selling shareholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

        The selling shareholders and any of their donees, transferees, distributees, beneficiaries and other successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares of Common Stock:

  •
  purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the shares of Common Stock for whom they may act as agent;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange on which the shares are traded or quoted;

  •
  privately negotiated transactions;

  •
  an agreement with broker-dealers to sell a specified number of such shares at a stipulated price per share;

  •
  through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to shares of Common Stock;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        Selling shareholders may enter into transactions from time to time in which a selling shareholder may enter into option or other types of transactions that require the selling shareholder to deliver Common Stock to a broker-dealer or any other person, who will then resell or transfer the Common Stock under this prospectus.

        The selling shareholders may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

        The selling shareholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell shares of Common Stock covered by this prospectus, including by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in shares of Common Stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares borrowed from the selling shareholders or others to settle such third-party sales or to close out any related open borrowings of shares of Common Stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement to this prospectus or post-effective amendment to the registration statement of which this prospectus is a part as may be required.

        Resales by selling shareholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling shareholder's agent in the resale of Common Stock by the selling shareholder, or the securities firm may purchase Common Stock from the selling shareholder as principal and thereafter resell those shares from time to time. Securities firms may, to the extent permissible, receive compensation in the form of commissions, concessions or discounts from the selling shareholders or the purchaser, either as agent of such purchaser or in a sale to such purchaser as principals in amounts to be negotiated. Such compensation may be in excess of customary commissions, concessions or discounts and will be in amounts to be negotiated in connection with such resales.

        To the extent necessary, the specific terms of the offering of the shares of Common Stock, including the specific shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling shareholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase shares of Common Stock from the selling shareholders. These sales may be made under "delayed delivery contracts" or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

        The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any compensation received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and other compensation, if any, that can be attributed to the sale of shares of Common Stock sold hereunder will be paid by the selling shareholder and/or the purchasers.

        If a selling shareholder uses this prospectus for any sale of Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders will be responsible for complying with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling shareholders in connection with resales of their respective shares under this registration statement.

        We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the Common Stock sold pursuant to this prospectus.

LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement, the validity of our Common Stock shares have been passed upon for us by Willkie Farr & Gallagher LLP.

EXPERTS

        The consolidated financial statements of Take-Two Interactive Software, Inc. appearing in Take-Two Interactive Software, Inc.'s Annual Report (Form 10-K) for the year ended March 31, 2016 and the effectiveness of Take-Two Interactive Software, Inc.'s internal control over financial reporting as of March 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

        Additionally, we make our SEC filings available, free of charge, on our website at www.take2games.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our Common Stock.

        We are "incorporating by reference" into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

  •
  Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on May 19, 2016;

  •
  Definitive Proxy Statement on Schedule 14A filed with the SEC on July 28, 2016;

  •
  Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2016, September 30, 2016 and December 31, 2016, filed with the SEC on August 5, 2016, November 3, 2016 and February 8, 2017, respectively;

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  Current Reports on Form 8-K (except for information furnished under Item 7.01 or exhibits related thereto), filed with the SEC on September 6, 2016, September 23, 2016, September 27, 2016, December 16, 2016 and February 3, 2017;

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  Description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 26, 2008, including any subsequent amendment or any report filed for the purpose of updating such description; and

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  All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than reports, documents or information that is furnished and not filed with the SEC).

        We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

Take-Two Interactive, Inc.
622 Broadway
New York, New York 10012
(646) 536-2842
Attention: Corporate Secretary